EXHIBIT 99.2

Final Transcript

Conference Call Transcript

NTSC - Q1 2012 National Technical Systems Inc Earnings Conference Call

Event Date/Time: Jun 13, 2011 / 02:30PM GMT

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Jun 13, 2011 / 02:30PM GMT, NTSC - Q1 2012 National Technical Systems Inc Earnings Conference Call

CORPORATE PARTICIPANTS

Jill Bertotti
National Technical Systems Inc - IR - Allen & Caron Inc.

Bill McGinnis
National Technical Systems Inc - President, CEO

Raffy Lorentzian
National Technical Systems Inc - SVP, CFO

CONFERENCE CALL PARTICIPANTS

Sidney Beck
Private Investor - Analyst

Waldo Brain
Private Investor - Analyst

Dan Yaeger
Midsouth Investors - Analyst

Vito Menza
Sandler O'Neill - Analyst

PRESENTATION

Operator

Welcome to the National Technical Systems fiscal 2012 first quarter results conference call. During today's presentation, all parties will be in a listen only mode. Following the presentation, the conference will be open for questions. (Operator Instructions)

I would now like to turn the conference over to Ms. Jill Bertotti of Allen & Caron.

Jill Bertotti - National Technical Systems Inc - IR - Allen & Caron Inc.

Good morning, and thank you for joining us today for the National Technical Systems fiscal 2012 first quarter results conference call. You should have all received a copy by e-mail this morning of the release announcing the Company's results for the fiscal 2012 first quarter ended April 30, 2011. If any of you did not receive a copy of the news release please call our office after the call at 949-474-4300 and we'll be happy to e-mail you a copy.

Before we get underway I've been asked to make the following statement. The statements made on this conference call that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders including the possibility of contract cancellations, demand for services and products, development of markets for the Company's services and products, and other risks identified in the Company's SEC filings. Actual results, events and performance may differ materially. Listeners are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof that reflect the occurrence of unanticipated events.

With me on the call today are Chief Executive Officer Bill McGinnis, and Chief Financial Officer, Raffy Lorentzian. Bill and Raffy will review some prepared remarks including an update on the business, operational performance and outlook. They will then conduct a question and answer session and will end with a few closing remarks.

Final Transcript
Jun 13, 2011 / 02:30PM GMT, NTSC - Q1 2012 National Technical Systems Inc Earnings Conference Call

With that said, I'd now like to turn the call over to Bill. Good morning, Bill.

Bill McGinnis - National Technical Systems Inc - President, CEO

Good morning, Jill, and thank you. And good morning, everybody, and welcome to our first quarter fiscal year 2012 conference call. As I stated I'll make a few comments related to the business and our performance, and then I will turn it over to Raffy who will provide a detailed financial analysis.

Revenues for the fiscal year 2012 first quarter were $37.5 million, up 9.1% from $34.4 million in the fiscal 2011 fourth quarter. And up 3.8% from $36.1 million in the first quarter of fiscal year 2011. Year over year, organic growth in fiscal 2012 first quarter was $0.8 million where the acquisition of Mechtronic, or MSI, accounted for $600,000 of the increase. The revenue growth in fiscal 2012 first quarter was the strongest in energy, in telecommunication markets, while revenue in the aerospace market improved over recent quarters. As noted in the prior earnings call, the first quarter results were negatively impacted by a continuation of the temporary weakness in the defense market, and by delays in program funding caused by uncertainty arising from the federal government's prolonged budget and approval process that began in the fiscal 2011 fourth quarter.

Net income for the first quarter of fiscal 2012 was $560,000 or $0.05 per basic and diluted share, an improvement from a net loss of $321,000 or $0.03 per basic and diluted share in fiscal 2011 fourth quarter. The conditions that impacted us in the fourth quarter of last fiscal year carried over to this year and severely affected us in February of the fiscal 2012 first quarter. However with the alleviation of the program funding delays, we experienced a steady increase in orders and rebounded very nicely in March and April, bringing us back to a normalized revenue level. The backlog of April 30, 2011 was $57.8 million which included $3.7 million from the acquisition of the MSI Engineering Service Company, compared to the backlog of $54.5 million as of April 30, 2010, for an increase of 6%. With a strong backlog and increase in demand for our services and the momentum that began during the fiscal year's first quarter, we feel we are still well positioned for strong performance the rest of the year.

I also wanted to note gross margins in February were severely impacted by the previously mentioned delays in the federal government program funding and budget approval process. However, they rebounded to more normalized historical levels in March and April. With the business returning to a more normalized level and the benefit of the cost cutting activity that we deployed in the fourth quarter of 2011 and carried over into the first quarter, gross margins are expected to remain steady at the more normalized level.

On the operational front we continue to pursue a variety of growth initiatives including the evaluation of a number of new business opportunities, particularly internationally in the telecommunications and supply chain management markets in Asia. We also have been realigning our sales resources over the last several months by increasing our focus to sell our full line of services. This is creating new business opportunities with a number of existing major NTS customers. For instance, where previously the Company may have only focused on selling its testing services to an aerospace account, NTS is now approaching that customer and also offering supply chain and engineering services. This is proving to be a successful strategy and is beginning to generate incremental revenue in all 3 of our service sectors. In addition to an improved business climate, which is driving organic growth, we are also seeing an increase in acquisition opportunities.

We continue to make excellent progress on the execution of our 3 strategic initiatives, organic growth, innovation and acquisitions. And remain committed to our strategic plan to grow the Company into a more diverse and comprehensive provider of testing and engineering services. And we are excited about the opportunities that we are seeing.

At this time I will turn it over to Raffy for the financial discussion. Raffy.

Raffy Lorentzian - National Technical Systems Inc - SVP, CFO

Thanks, Bill. Good morning. I'll go over the numbers released this morning for fiscal year 2012 first quarter. To summarize the quarter total revenue of $37.5 million was up 3.8% from prior year first quarter and up 9.1% sequentially from prior year fourth quarter. 2.1% of the growth year over year was from organic growth and 1.7% was from the acquisition of Mechtronic Solutions.

Gross profit percentage in this quarter was 24.7% compared to 29.8% in the fiscal 2011 first quarter and 23.6% in the fourth quarter of fiscal 2011. Gross profit was negatively impacted in the month of February due to the continuation of the temporary weakness in the defense market and the delays in government program funding that began in fiscal 2011 fourth quarter. However, our gross profit margins came back to normal levels in the months of March and April as a result of stronger revenues and the Company's recent reduction in force and cost savings initiatives.

Final Transcript
Jun 13, 2011 / 02:30PM GMT, NTSC - Q1 2012 National Technical Systems Inc Earnings Conference Call

SG&A expense was $7.795 million, up $353,000 or 4.7% from the prior year. SG&A expense included approximately $800,000 in legal and advisory expenses related to acquisitions, shareholder matters and litigation related to an employment matter and a fee dispute. This was offset by a reduction in executive incentive compensation and a decrease in compensation and travel related expenses as a result of the Company's recent reduction in force and cost saving initiatives. SG&A expense as a percentage of revenues was 20.8% in the current year compared to 20.6% in the same period last year.

Other income was $50,000 in this quarter compared to $2.991 million in the same period last year. Other income last year included $3.017 million from the gain on the sale of our property in Virginia. Net income attributable to NTS was $560,000 in this quarter compared to $3.5 million in the same quarter last year, and compared to a loss of $321,000 in the fourth quarter last year. Net income in the first quarter last year included a one-time net of tax gain of $1.7 million from the sale of the Virginia property.

Net income attributable to NTS is derived after deducting the net income attributable to non-controlling interest which is generated by our 50% owned subsidiary NQA Inc. Net income attributable to non-controlling interest was $165,000 in the current quarter compared to $72,000 in the same quarter last year. Diluted earnings per share were $0.05 in the current year compared to $0.35 in the same quarter last year, and compared to a loss of $0.03 in the fourth quarter last year. Last year's first quarter included $0.17 from the gain of the Virginia property sale.

Moving to the balance sheet, as reported in our release, as of April 30, 2011, cash and investments were $10.7 million, working capital $31.4 million, total assets of $132.2 million, total bank debt of $43.3 million, and total equity of $56.5 million. For more information on the year you can access our 10-Q which will be filed with the SEC later today.

And this concludes my report. I'll turn it over back to Bill.

Bill McGinnis - National Technical Systems Inc - President, CEO

Thank you, Raffy. Now we can open up for questions and answers.

Final Transcript
Jun 13, 2011 / 02:30PM GMT, NTSC - Q1 2012 National Technical Systems Inc Earnings Conference Call

QUESTION AND ANSWER

Operator

(Operator Instructions) [Sidney Beck], Private Investor.

Sidney Beck - Private Investor - Analyst

Yes. I am a shareholder and I've listened to these conference calls in the past and obviously bought the shares because I'm impressed with the management and impressed with the direction you're trying to take the business and the results. What I'm questioning is I don't understand why there is such little stock movement. I just don't understand why there's not more growth with that number. Could somebody help me on that?

Bill McGinnis - National Technical Systems Inc - President, CEO

Yes, Sidney. Let me try to take a shot at the question. What we did, we put, I think, a strong executive team in place 5 years ago. So we've been out executing on the 3 major strategic fronts that I mentioned. Organic growth. Innovation. Innovation means staying in front of the new and emerging technologies. And acquisitions. And we've actually driven the Company to some pretty historical highs from a financial standpoint. And we're still committed to do that. And now what we're doing is to try to get out there and talk to a number of folks and certainly let them know our story, let them know how excited we are about the story, and start to generate some interest in the stock. And then, in turn, hopefully create some liquidity. So again, I think we got about 10.4 million outstanding shares and we're certainly trying to create some interest.

Operator

[Waldo Brain], Private Investor.

Waldo Brain - Private Investor - Analyst

My name is Waldo Brain, I'm a shareholder and a former financial officer of the Company. My question to you is, how is the Company going to be sold? And also I want to make a statement. I think that Mr. Jack Lin should be reinstated as member and as Chairman of the Board. Jack Lin is the founder of the Company and a major shareholder. He's the one who hired all of you. My question is, how is the Company going to be sold?

Bill McGinnis - National Technical Systems Inc - President, CEO

Yes, hi, Waldo. How you doing? Haven't talked to you in a while. First of all, the Company is public. We're going to remain status quo. We don't have a cause to go out and sell the Company. There's a lot of shareholders that are excited about the future potential and excited about our past execution of our strategic initiatives and the opportunities going forward. My only comment with Jack is, I know Jack, I consider Jack a friend of mine. Jack resigned from the Board and we certainly honor his wishes. So other than that, I'm not sure I can say too much else. But thanks for the questions, Waldo. Nice talking with you.

Operator

(Operator Instructions) [Dan Yaeger] with Midsouth Investors.

Dan Yaeger - Midsouth Investors - Analyst

Yes, good morning gentlemen. Let me ask you this question. Are you insinuating you're all going to go out and start doing some road shows?

Final Transcript
Jun 13, 2011 / 02:30PM GMT, NTSC - Q1 2012 National Technical Systems Inc Earnings Conference Call

Bill McGinnis - National Technical Systems Inc - President, CEO

We actually have. We've met some folks recently. We certainly re-initiated these calls. We're trying to certainly get more information out to the shareholders so we have some support from an investment relation firm that are on the phone now. So yes, we plan on going out and doing some more road shows.

Dan Yaeger - Midsouth Investors - Analyst

Okay. And are you all going to be looking to raise some capital here in the future for your business?

Bill McGinnis - National Technical Systems Inc - President, CEO

Possibly. Again, any capital raise that we do will be aligned with our strategic initiatives. Raffy is sitting aside of me. He announced fairly recently a pretty meaningful increase in the senior debt side. With the recent environment, it's been a little sluggish out there, not only for us but for a number of our competitors. We see some increased opportunities for acquisitions. so if we need to raise some capital for acquisitions that are accretive that can really help us grow this organization, we're willing and prepared to do that. So there's a lot of opportunities that exist today and certainly opportunities if need be to raise the appropriate capital.

Dan Yaeger - Midsouth Investors - Analyst

Okay, well thanks.

Bill McGinnis - National Technical Systems Inc - President, CEO

And we'll see what you all offer here in the future. Thanks for the support and thanks for the question

Operator

(Operator Instructions) Vito Menza, Sandler Capital.

Vito Menza - Sandler O'Neill - Analyst

Hi, how are you? Just curious if you can give some sort, I know you're probably not going to provide quantitative guidance but if you can just give some sort of a qualitative framework for people to think about how you're framing up this year and what your goals are for the year, both in terms of organic growth and profitability.

Bill McGinnis - National Technical Systems Inc - President, CEO

Yes, great question. Again, as I mentioned, coming into this year was a carryover from the fourth quarter last year, which was quite sluggish. We're actually seeing some robust acquisition opportunities. So looking forward, how we size the business, we're anticipating some meaningful acquisitions that will really drive revenue and hopefully our margin side. We're starting to see some, and getting some traction on contracts that not only include testing but also include a portion of supply chain and engineering service activities. So we see some incremental revenue opportunities from an organic growth rate from those 3 services. And from an innovation standpoint, we're looking at the energy side. We see some opportunities on the energy side. Even though our commercial nuclear power business is very well and continues to grow, we see some offshoots from that. So looking at all the opportunities, the way NTS is positioned right now with our 3 major strategic initiatives, I think the future looks quite bright. I'm pretty excited about the opportunities. We just got to get out there and execute and make it happen, which we'll do. So I'm very excited about the future, Vido.

Final Transcript
Jun 13, 2011 / 02:30PM GMT, NTSC - Q1 2012 National Technical Systems Inc Earnings Conference Call

Vito Menza - Sandler O'Neill - Analyst

And you are pretty confident you're past the soft patch that you saw in Q4 and the beginning of this quarter?

Bill McGinnis - National Technical Systems Inc - President, CEO

Yes, that's public news. The government, due to this budget issue that not only impacted us but impacted most other companies in the world, that's behind us. We're seeing some money being released and we feel that going forward we're in good shape.

Operator

Thank you. This does conclude the question and answer session at this time. I would now like to turn the conference back over to Mr. McGinnis. Please go ahead, sir.

Bill McGinnis - National Technical Systems Inc - President, CEO

Again, thanks, everybody for listening in this morning. We appreciate it. I think we've got great questions. And again, just a quick repeat, as we look towards the future, we see some pretty meaningful opportunities for the Company. We're out there, we're going to execute. We do have a great management team that's focused and committed and we look forward to the future. We think it's going to be bright. But again thanks for your time this morning.

Operator

Ladies and gentlemen, that does conclude our conference call for today. Thank you for your participation and you may now disconnect.

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